Exhibit 1.5

Healthcare Trust of America, Inc.

Class A Common Stock, par value $0.01 per share

EQUITY DISTRIBUTION AGREEMENT

Dated: March 5, 2021

i

EXHIBITS

Exhibit A	-	Form of Placement Notice

Exhibit B	-	Authorized Individuals for Placement Notices and Acceptances

Exhibit C	-	Compensation

Exhibit D-1	-	Form of Corporate Opinion of McDermott Will & Emery LLP

Exhibit D-2	-	Form of Tax Opinion of McDermott Will & Emery LLP

Exhibit E-1	-	Officer’s Certificate of the Company

Exhibit E-2	-	Officer’s Certificate of the Operating Partnership

Exhibit F	-	Issuer Free Writing Prospectus

Exhibit G	-	Form of Opinion of Venable LLP

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March 5, 2021

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Bank of America, N.A.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Each of Healthcare Trust of America, Inc., a Maryland corporation (the “Company”), and Healthcare Trust of America Holdings, LP, a Delaware limited partnership (the “Operating Partnership”), Bank of America, N.A. (in its capacity as purchaser under any Forward Contract (as defined below), the “Forward Purchaser”) and BofA Securities, Inc. (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares (as defined below), the “Sales Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, the “Forward Seller”) hereby agrees to this Equity Distribution Agreement, dated as of March 5, 2021 (this “Agreement”), as follows:

SECTION 1. Definitions.

For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City, New York.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Common Stock” means the Company’s Class A common stock, par value $0.01 per share.

“Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Forward” means the transaction resulting from each occasion on which the Company elects to exercise its right to deliver a Forward Placement Notice to the Forward Seller and the Forward Purchaser requiring the Forward Seller to use commercially reasonable efforts to sell the Forward Hedge Shares as specified in such Forward Placement Notice, subject to the terms and conditions of this Agreement.

“Forward Contract” means for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Date” means any date of receipt by the Company of acceptance of the terms of a Forward Placement Notice, or receipt by the Current Forward Purchaser and Current Forward Seller of the Company’s Acceptance, if applicable, in each case in accordance with Section 3(a) hereof.

“Forward Hedge Amount” means the amount specified in a Forward Placement Notice as the maximum aggregate Sales Price of the Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward as specified in the Forward Placement Notice for such Forward.

“Forward Hedge Selling Commission Rate” has the meaning set forth in Exhibit C.

“Forward Hedge Selling Period” means for each Forward, the period specified in the Forward Placement Notice for such Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (i) the Sales Price for such Forward would equal or exceed the Forward Hedge Amount, (ii) the Placement Notice is no longer effective in accordance with Section 3 hereof, (iii) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of, the Master Forward Confirmation or (iv) or a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence. For the avoidance of doubt, if a Forward Hedge Selling Period is terminated pursuant to any of the foregoing, this shall have no effect as to any Forward Hedge Shares already sold pursuant to such Forward prior to such termination.

“Forward Hedge Shares” means all Common Stock borrowed by the Forward Purchaser and offered and sold by the Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Shares” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Forward Placement Notice” means a written notice to the Forward Purchaser and the Forward Seller delivered in accordance with this Agreement in the form attached hereto as Exhibit A and specifying that it relates to a Forward.

“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement.

“Issuance” means each occasion the Company elects to exercise its right to deliver an Issuance Placement Notice requiring the Sales Agent to use commercially reasonable efforts to sell the Issuance Shares as specified in such Issuance Placement Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the aggregate Sales Price of the Issuance Shares to be sold by a Sales Agent with respect to any Issuance as specified in the Issuance Placement Notice for such Issuance.

“Issuance Placement Notice” means a written notice to the Sales Agent delivered in accordance with this Agreement in the form attached hereto as Exhibit A and specifying that it relates to an Issuance.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Issuance Shares” as used herein, shall include the definition of the same under the Alternative Distribution Agreements.

“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Sale Transactions, dated as of the date hereof, by and between the Company and the Forward Purchaser, including all provisions incorporated by reference therein.

“Placement Notice” means a written notice to either the Sales Agent or the Forward Purchaser and the Forward Seller delivered in accordance with this Agreement in the form attached hereto as Exhibit A and relating to either an Issuance or a Forward.

“Sales Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Sales Price” means for each Forward or each Issuance hereunder, “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) of the Forward Hedge Shares or the actual execution price of each Issuance Share, as the case may be, sold by the Sales Agent or the Forward Seller or as otherwise agreed by the parties in other methods of sale. Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable. Where the context requires, the term “Shares” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

SECTION 2. Description of Shares.

Each of the Company and the Operating Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell Shares, through Issuances and/or by way of Forwards, in the manner contemplated by this Agreement, collectively having an aggregate Sales Price of up to $750,000,000 (the “Maximum Amount”).

The Sales Agent has been appointed by the Company as its agent to sell the Issuance Shares upon each occasion that the Company elects to exercise its right to deliver an Issuance Placement Notice, and the Sales Agent agrees to use commercially reasonable efforts to sell the Issuance Shares offered by the Company upon the terms and subject to the conditions contained herein.

The Forward Seller agrees with the Company and the Forward Purchaser to use commercially reasonable efforts to sell the Forward Hedge Shares to be borrowed by the Forward Purchaser upon the terms and subject to the conditions contained herein and in the Master Forward Confirmation.

Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 2 regarding the number of Shares and aggregate Sale Price of the Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and the Sales Agent, the Forward Seller and the Forward Purchaser shall have no obligation in connection with such compliance. The issuance and sale of the Shares through the Sales Agent and the Forward Seller, as applicable, will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company and became effective upon filing under Rule 462(e) (“Rule 462(e)”) under the Securities Act of 1933, as amended (collectively with the rules and regulations thereunder, the “Securities Act”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares.

The Company has filed, in accordance with the provisions of the Securities Act, with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3ASR (File No. 333-253600), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations thereunder, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such automatic shelf registration statement. The Company shall furnish to the Sales Agent and the Forward Seller, for use by the Sales Agent and the Forward Seller, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such automatic shelf registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a

Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such automatic shelf registration statement pursuant to Rule 430B under the Securities Act, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Company and the Operating Partnership have also entered into separate equity distribution agreements (collectively, the “Separate Distribution Agreements”), dated as of even date herewith, with Wells Fargo Securities, LLC and Wells Fargo Bank, National Association, BMO Capital Markets Corp. and Bank of Montreal, Jefferies LLC, J.P. Morgan Securities LLC and JPMorgan Chase Bank, National Association, MUFG Securities Americas Inc. and MUFG Securities EMEA plc, Capital One Securities, Inc., BTIG, LLC, Morgan Stanley & Co. LLC and Scotia Capital (USA) Inc. and The Bank of Nova Scotia. (and, as applicable, their respective affiliates) (each, in its capacity as agent and/or principal, forward seller and forward purchaser, as applicable, thereunder, a “Separate Distribution Agreement Counterparty”), for the issuance (in the case of the Issuance Shares) or borrowing (in the case of Forward Hedge Shares), as applicable, and sale from time to time through the applicable Separate Distribution Agreement Counterparties on the terms set forth in the applicable Separate Distribution Agreements. The Company and the Operating Partnership may also in the future enter into additional equity distribution agreements (if any, the “Additional Distribution Agreements” and together with the Separate Distribution Agreements, the “Alternative Distribution Agreements”) with one or more additional agents and/or principals, forward sellers and forward purchasers (if any, collectively in each such capacity, the “Additional Distribution Agreement Counterparties” and, together with the Separate Distribution Agreement Counterparties, the “Alternative Distribution Agreement Counterparty”). The aggregate offering price of the Shares that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

SECTION 3. Placement Notices.

(a) Each time that the Company wishes to execute an Issuance or a Forward hereunder, as the case may be (each, a “Placement”), it will send an Issuance Placement Notice to the Sales Agent by email (in the case of an Issuance) or a Forward Placement Notice to the Forward Purchaser and the Forward Seller by email (in the case of a Forward) (or other method mutually agreed to in writing by the Company and the Sales Agent or the Forward Seller, as the case may be) containing the parameters in accordance with which it desires to effect the Issuance or Forward, as the case may be, which shall at a minimum include the Issuance Amount or Forward Hedge Amount, as applicable, the time period during which offers are requested to be made, any limitation on the aggregate Sales Price that may be sold in any one day and any minimum price per share below which sales may not be made. A form of Placement Notice is attached hereto as Exhibit A. As the case may be, the Sales Agent then in receipt of an Issuance Placement Notice is herein referred to as the “Current Agent,” or the Forward Seller then in receipt of a Forward Placement Notice is herein referred to as the “Current Forward Seller.” The Forward Purchaser for whom the Current Forward Seller is acting at any time is herein referred to as the “Current Forward Purchaser.” There may be only one Current Agent per day and no Current Agent during any Forward Hedge Selling Period. In addition, there may only be one Current Forward Purchaser during any Forward Hedge Selling Period and during any Unwind Period (as defined in the Master Forward Confirmation). The Current Agent or the Current Forward Seller, as the case may be, at any given time is herein referred to as the “Current Seller.” No Alternative Distribution Agreement Counterparty may be acting in a role analogous to that of a Current Seller pursuant to an Alternative Distribution Agreement on any day where a Current Seller is acting pursuant to this Agreement. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B attached hereto (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, set forth on Exhibit B attached hereto, as such Exhibit B attached hereto may be amended from time to time. If the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, will, prior to 4:30 p.m. (New York City time) on the Business Day following the Business Day on which such Placement Notice is delivered to the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, set forth on Exhibit B attached hereto) setting forth the terms that the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, until the Company delivers to the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, set forth on Exhibit B attached hereto. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the acceptance by the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, of the terms of the Placement Notice or upon receipt by the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Issuance Amount or the Forward Hedge Amount, as applicable, has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the Issuance or the Forward, as the case may be, in accordance with Section 5 below. The amount of any discount, commission or other compensation to be paid by the Company to the Current Agent when the Current Agent is acting as agent in connection with an Issuance shall be calculated in accordance with the terms set forth in Exhibit C attached hereto. The amount of any discount, commission or other compensation to be paid by the Company to the Current Agent, as well as the other terms and conditions when the Current Agent is acting as principal in connection with an Issuance shall be as separately agreed between the Company and the Current Agent at the time of any such sales. The amount of any discount, commission or other compensation to be reflected in the Forward Price (as defined in the Master Forward Confirmation) in connection with a Forward shall be calculated in accordance with the terms set forth in Exhibit C attached hereto. It is expressly acknowledged and agreed that neither the Company nor the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, will have any obligation whatsoever with respect to an Issuance or a Forward, as the case may be, unless and until the Company delivers a Placement Notice to the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, and either (i) the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(b) No Forward Placement Notice may be delivered if either (x) an ex-dividend date or ex-date, as applicable, for any dividend or distribution payable by the Company on the Common Stock is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period under the Forward to, and including, the last scheduled Trading Day of the Forward Hedge Selling Period under such Forward or (y) such Forward Placement Notice, together with all prior Forward Placement Notices delivered by the Company hereunder and under any Alternative Distribution Agreements, would result in the aggregate Capped Number under all Forward Contracts entered into or to be entered into between the Company and the Forward Purchaser and any forward contracts entered into between the Company and any other Alternative Distribution Agreement Counterparties exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

SECTION 4. Execution of Placements by the Sales Agent and the Forward Seller.

(a) Execution of Issuances by the Sales Agent. In the case of an Issuance Placement Notice, subject to the provisions of Section 3(a), the Current Agent, for the period specified in the given Issuance Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares up to the amount specified in, and otherwise in accordance with the terms of such Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable). The Current Agent will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such day, the compensation payable by the Company to the Current Agent pursuant to Section 3 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Current Agent (as set forth in Section 7(a)) from the gross proceeds that it receives from such sales. Subject to the terms of the Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Agent may sell Issuance Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Agent may also sell Issuance Shares by any other method permitted by law, including but not limited to privately negotiated transactions. Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance that the Current Agent will be successful in selling Issuance Shares, (ii) the Current Agent will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by the Current Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 4(a) and (iii) the Current Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Current Agent in the Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Execution of Forwards by the Forward Seller. In the case of a Forward Placement Notice, subject to the provisions of Section 3 hereof and of the Master Forward Confirmation, (i) the Current Forward Purchaser, during the Forward Hedge Selling Period, may borrow, offer and sell Forward Hedge Shares through the Current Forward Seller to hedge each Forward, and will use commercially reasonable efforts to borrow Forward Hedge Shares, and (ii) the Current Forward Seller, during the Forward Hedge Selling Period, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares up to the amount specified in, and otherwise in accordance with the terms of such Forward Placement Notice (as amended by the corresponding Acceptance, if applicable). Subject to the provisions of the Master Forward Confirmation, the Current Forward Seller will provide written confirmation to the Company and the Current Forward Purchaser no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, and the volume-weighted average of the price per Forward Hedge Share sold on such day, with an itemization of the deductions made by the Current Forward Seller (as set forth in Section 7(c)) from the gross proceeds that it receives from such sales. Subject to the provisions of the Master Forward Confirmation, the Current Forward Seller will also provide a “Supplemental Confirmation” (as defined in the Master Forward Confirmation) no later than the opening of the Trading Day next following the end of the Forward Hedge Selling Period under the relevant Forward setting forth the “Trade Date,” “Effective Date,” “Number of Shares,” “Maturity Date,” “Initial Forward Price,” “Spread,” “Volume-Weighted Hedge Price,” “Threshold Price,” “Initial Stock Loan Rate,” “Maximum Stock Loan Rate,” “Forward Price Reduction Dates,” “Forward Price Reduction

Amounts” and “Regular Dividend Amounts” for such Forward. Subject to the terms of the Forward Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Forward Seller may sell Forward Hedge Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Forward Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Forward Seller may also sell Forward Hedge Shares by any other method permitted by law, including, without limitation, privately negotiated transactions. Notwithstanding anything herein to the contrary, the Current Forward Purchaser’s obligation to use commercially reasonable efforts to borrow all or any portion of the Forward Hedge Shares (and the Current Forward Seller’s obligation to use commercially reasonable efforts to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmation. Each of the Company, the Operating Partnership and the Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Current Forward Purchaser will be successful in borrowing, or that the Current Forward Seller will be successful in selling, Forward Hedge Shares, (ii) the Current Forward Seller will incur no liability or obligation to the Company, the Operating Partnership, the Current Forward Purchaser or any other person or entity if it does not sell Forward Hedge Shares borrowed by the Current Forward Purchaser for any reason other than a failure by the Current Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 4(b), and (iii) the Current Forward Purchaser will incur no liability or obligation to the Company, the Operating Partnership, the Current Forward Seller or any other person or entity if it does not borrow Forward Hedge Shares for any reason other than a failure by the Current Forward Purchaser to use its commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 4(b). In acting hereunder, the Current Forward Seller will be acting as agent for the Current Forward Purchaser and not as principal.

SECTION 5. Suspension of Offerings. The Company or the Current Seller may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B attached hereto, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B attached hereto), suspend any Issuance or Forward, as the case may be, under this Agreement; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to Issuance Shares or Forward Hedge Shares sold hereunder prior to the receipt of such notice or any securities sold under an Alternative Distribution Agreement. Each of the parties agrees that no such notice under this Section 5 shall be effective against the other unless it is made to one of the individuals of the other party named on Exhibit B attached hereto, as such Exhibit B attached hereto may be amended from time to time.

SECTION 6. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership jointly and severally represents and warrants to the Sales Agent, the Forward Seller and the Forward Purchaser as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 8(o) of this Agreement, as of the time of each sale of any Issuance Shares or Forward Hedge Shares pursuant to this Agreement (the “Applicable Time”) and as of each Settlement Date (as defined below), and agrees with the Sales Agent, the Forward Seller and the Forward Purchaser, as follows:

(1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3ASR under the Securities Act, and the offering and sale of the Shares as contemplated hereby complies with the requirements of Rule 415 under the Securities Act. The Original Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof. The Original Registration Statement became effective under the Securities Act upon filing with the Commission. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act (“Rule 405”), and the Shares have been and remain eligible for registration by the Company on an automatic shelf registration statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or the securities authority of any jurisdiction. Any request on the part of the Commission for additional information has been complied with.

At the respective times the Original Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Sales Agent, Forward Seller and the Forward Purchaser pursuant to Rule 430B and at each Settlement Date, the Original Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements under the Securities Act, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any preliminary prospectus (including the base prospectus filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act and any such preliminary prospectus and the Prospectus and any amendments or supplements thereto delivered or made available to the Sales Agent and the Forward Seller for use in connection with the offering of any Shares was and will be, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus (as defined below), as of its issue date and as of the relevant Applicable Time and Settlement Date, or until any earlier date that the issuer notified or notifies the Sales Agent or the Forward Seller as described in Section 8(d) hereof, did not, does not and will not (i) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified or (ii) when taken together with the Prospectus, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding three paragraphs shall not apply to statements in or omissions from the Original Registration Statement, or any post-effective amendment thereto, or the Prospectus, made in reliance upon and in conformity with the Agent Content (as hereinafter defined).

As used herein, “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Shares (including any identified on Exhibit F attached hereto) that (i) is required to be filed with the Commission by the Company, or (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act.

Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(2) Well-Known Seasoned Issuer. (A) At the effectiveness of the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, and (D) as of the execution of this Agreement, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(3) Eligibility. (A) At the effectiveness of the Original Registration Statement, (B) at the earliest time after the effectiveness of the Original Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (C) as of the execution of this Agreement (with such time of execution being used as the determination date for purposes of this clause (C)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(4) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full power and authority (corporate and other) to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not have, or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets or prospects of the Company and the Operating Partnership and each direct or indirect subsidiary of the Company, other than the Operating Partnership (taken as a whole, whether or not arising from transactions in the ordinary course of business, a “Material Adverse Effect”).

(5) Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, a Material Adverse Effect, and has full power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is the sole general partner of the Operating Partnership and holds the number and/or percentage of units representing limited partnership interests in the Operating Partnership as disclosed in or incorporated by reference in the Registration Statement and the Prospectus, as of the dates set forth therein, free and clear of any Liens (as defined below), except (i) as set forth in the Registration Statement and the Prospectus and (ii) where such Liens would not have, or reasonably be expected to have, a Material Adverse Effect. The aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Registration Statement and the Prospectus.

(6) Subsidiaries. Each direct or indirect subsidiary of the Company included on Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K, other than the Operating Partnership (each, excluding the Operating Partnership, a “Subsidiary” and collectively, the “Subsidiaries”), has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, except where the failure to be in good standing would not have, or be reasonably expected to have, a Material Adverse Effect, and is duly qualified to do business as a foreign corporation, partnership or limited liability company in good standing in all other jurisdictions in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or be reasonably expected to have, a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and were offered in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects; and except as described in the Registration Statement and the Prospectus, each Subsidiary’s capital stock or other ownership interests are currently owned and will, at each Applicable Time and immediately following each Settlement Date, continue to be owned by the Company, directly or through subsidiaries, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind (collectively, “Liens”), except where such Liens would not have, or reasonably be expected to have, a Material Adverse Effect. None of such equity interests were issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. Except as described in the Registration Statement and the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any Subsidiary. As of the date hereof, none of the Subsidiaries are “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act). After the date hereof, except as disclosed to the Sales Agent and the Forward Seller in writing, none of the Subsidiaries will be “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act).

(7) Capitalization. The Company’s authorized capitalization is as set forth in the documents incorporated by reference in the Registration Statement and the Prospectus and has not changed, except for subsequent issuances, if any, pursuant to this Agreement or any Alternative Distribution Agreement or pursuant to reservations, agreements or benefit plans referred to in the Registration Statement and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the caption “Description of Healthcare

Trust of America Inc. Capital Stock”; and, except as set forth in the Registration Statement and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company, the Operating Partnership or any of the Subsidiaries other than those accurately described in all material respects in the Registration Statement and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder (collectively, “Plans”), set forth in the Registration Statement and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such Plans.

(8) Authorization of Shares. The Shares to be issued pursuant to this Agreement and all outstanding shares of capital stock of the Company, including any restricted shares of Common Stock, have been duly and validly authorized. All outstanding shares of capital stock of the Company were validly issued, are fully paid and nonassessable and have been offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects. The Shares when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein will be validly issued, fully paid and nonassessable; no holder of the Shares is or will be subject to personal liability solely by reason of being a holder; such Shares will be offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects, will conform, in all material respects, to the description thereof contained in the Registration Statement and the Prospectus; and the stockholders of the Company have no preemptive rights, rights of first refusal or other similar rights with respect to the Shares to be issued and sold by the Company. Upon payment of the purchase price and issuance and. delivery of the Shares to be issued and sold by the Company in accordance with this Agreement, the purchaser will receive good, valid and marketable title to such Shares, free and clear of all Liens. The certificates to be used to evidence the Shares will be in substantially the form filed as an exhibit to the Registration Statement and will, on each Settlement Date, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter and bylaws of the Company and the requirements of the NYSE.

(9) Authorization of Units. The outstanding common units of limited partnership in the Operating Partnership (“OP Units”) have been duly authorized for issuance by the Operating Partnership, and are validly issued. The OP Units have been offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects and conform to the description thereof contained in the Registration Statement and the Prospectus in all material respects. None of the OP Units were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or other securities of the Operating Partnership.

(10) Units to be Issued. The OP Units to be issued by the Operating Partnership to the Company in connection with the Company’s contribution of the proceeds from the sale of the Shares to the Operating Partnership have been duly authorized for issuance by the Operating Partnership to the Company, and at each Settlement Date, will be validly issued and fully paid. Such OP Units will be exempt from registration or qualification under the Securities Act and applicable state securities laws. None of the OP Units will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership.

(11) No Other Contracts. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings, other than any Alternative Distribution Agreements, between the Company and the Operating Partnership and any person that would give rise to a valid claim against the Company, the Operating Partnership or the Sales Agent or Forward Seller for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares as contemplated by this Agreement.

(12) Absence of Registration Rights. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities (debt or equity) or to require the Company to include such securities in the securities registered pursuant to the Registration Statement and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities included in the offering contemplated by this Agreement or sold in connection with the sale of Shares pursuant to this Agreement.

(13) Absence of Violations and Defaults. None of the Company, the Operating Partnership or the Subsidiaries (i) is in violation of its charter, declaration of trust, bylaws, certificate of formation, operating agreement or partnership agreement or similar organizational or governing documents, (ii) is in default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, ground lease, development agreement, reciprocal easement agreement, deed restriction, utility agreement, management agreement or other agreement or instrument to which it is a party or by which it is bound, or to which any of the Properties (as hereinafter defined) or any of its other property or assets is subject (collectively, “Agreements and Instruments”), or (iii) in violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority to which it or the Properties or any of its other properties or assets is subject, except, in the case of clauses (ii) and (iii) immediately above, for such defaults or violations that would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(14) Absence of Further Requirements. (A) No consent, approval, authorization, filing with or order of any court or governmental agency or body, (B) no authorization, approval, vote or other consent of any holder of capital stock or other securities of the Company or any creditor of the Company and (C) no waiver or consent under any Agreements and Instruments is required to be made or obtained by the Company, the Operating Partnership or the Subsidiaries in connection with the transactions contemplated by this Agreement or any Alternative Distribution Agreement, except such consents, approvals, authorizations, filings or orders (i) as have been obtained under the Securities Act, or (ii) as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Sales Agent or the Forward Seller in the manner contemplated herein and in the Prospectus.

(15) No Conflicts or Defaults. The execution, delivery and performance of this Agreement, the Master Forward Confirmation, and any “Supplemental Confirmation” under the Master Forward Confirmation by the Company and the Operating Partnership and the consummation of the transactions contemplated hereby (including the issuance and sale of the Shares and the use of proceeds from the sale of the Shares as described in the Registration Statement and the Prospectus under “Use of Proceeds”) do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a Lien (other than those described in the Registration Statement and the Prospectus) upon any of the properties or assets of the Company, the Operating Partnership or any of the Subsidiaries pursuant to, (i) any statute, law, rule, ordinance, regulation, judgment, order or decree of any court, domestic or foreign, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of the Subsidiaries or any of their properties or assets, (ii) any term, condition or provision of any Agreements or Instruments or (iii) the charter, declaration of trust, bylaws, certificate of formation, operating agreement or partnership agreement or similar organizational or governing documents, as applicable, of the Company, the Operating Partnership or any of the Subsidiaries, except, in the case of clauses (i) and (ii) immediately above, for such conflicts, breaches, violations, defaults, rights, Repayment Events or Liens that are disclosed in the Registration Statement and the Prospectus or as would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of the Company and the Operating Partnership to consummate the transactions contemplated herein and in the Outstanding Purchase Agreements. The Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement. As used herein, “Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of the Subsidiaries, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company, the Operating Partnership or any of the Subsidiaries are a party the contractual right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

(16) Valid Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, and the Agreement of Limited Partnership of the Operating Partnership, as the same has been or may be amended and/or restated from time to time (the “Operating Partnership Agreement”), has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership; and each of this Agreement and the Operating Partnership Agreement, assuming due authorization, execution and delivery by the parties thereto (other than the Company and the Operating Partnership), is a valid and binding agreement of each of the Company and the Operating Partnership, respectively, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors’ rights and general principles of equity and except as rights to indemnify and contribution thereunder may be limited by applicable law or policies underlying such law.

(17) Licenses. The Company, the Operating Partnership and the Subsidiaries possess all certificates, authorities, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them, are in compliance with the terms and conditions of all such Licenses; all of the Licenses are valid and in full force and effect, except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company, the Operating Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Licenses except where the failure to possess any such License or to comply with any of its terms and conditions, or an adverse determination in any proceeding, would not individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect.

(18) Financial Statements. The consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company at the dates indicated and the consolidated statements of operations, changes in stockholders’ equity and cash flows of the Company for the periods specified; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject to normal year-end adjustments in the case of any unaudited interim financial statements) and have been prepared on a consistent basis with the books and records of the Company. The supporting schedules included in the Registration Statement and the Prospectus present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statements of certain revenues and expenses of the properties acquired or proposed to be acquired, if any, included in the Registration Statement and the Prospectus present fairly in all material respects the information set forth therein and have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Rule 3-14 of Regulation S-X under the Exchange Act with respect to real estate operations acquired or to be acquired; to the best knowledge of the Company and the Operating Partnership, such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved; and to the best knowledge of the Company and the Operating Partnership, the other financial and statistical data incorporated by reference into the Registration Statement and the Prospectus presents fairly in all material respects the information shown. No other historical or pro forma financial statements (or schedules) are required by the Securities Act or the Exchange Act to be included in the Registration Statement or the Prospectus. All disclosures contained in the Registration Statement and the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. Any interactive data in eXtensible Business Reporting Language included or incorporated within the Registration Statement or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. The financial data set forth in the Registration Statement and the Prospectus under the caption “Ratio of Earnings to Fixed Charges and Preferred Stock Dividends” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained, incorporated or deemed to be incorporated within the Registration Statement and the Prospectus.

(19) Exchange Act Compliance. Each document incorporated or deemed to be incorporated by reference in the Prospectus, at the respective time it was or hereafter is filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act, in effect at the time of such filing, and, when read together with the other information in the Prospectus, as of each Applicable Time and Settlement Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(20) Independent Registered Public Accounting Firm. Deloitte & Touche LLP (“Deloitte”), who audited the financial statements, and supporting schedules and historical summaries of revenues and certain operating expenses for the properties related thereto included or incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus and will deliver the “comfort” letters referred to in Section 8 hereof, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(21) REIT Status. The Company, beginning with its taxable year ended December 31, 2007, has been organized and operated, and as of each Applicable Time and Settlement Date, will continue to be organized and operated, in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code 1986, as amended (the “Code”), and the current and proposed method of operation of the Company, as described in the Registration Statement and the Prospectus, will permit the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021 and thereafter. No transaction or event has occurred that would cause the Company not to be able to qualify as a REIT for its taxable year ending December 31, 2021 and any subsequent tax year.

(22) Tax Returns. All federal tax returns or valid extensions filed for, and reports required to be filed by the Company, the Operating Partnership or any of the Subsidiaries, and in the case of the state, local and foreign tax returns, to the extent material (“Returns”), have been timely filed (to the extent certain Returns were not timely filed, any delay has not had, and is not reasonably expected to have, a Material Adverse Effect); all such Returns are true, correct and complete in all material respects; and all federal, state, county, local or foreign taxes, charges, fees, levies, fines, penalties or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, disability, employment, pay-roll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority (as defined hereafter) (including any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability), in each case to the extent shown in such Returns (“Taxes”) and due and payable or claimed to be due and payable by any Governmental Authority, have been paid, except for any such tax, charge, fee, levy, fine, penalty or other assessment that (i) is currently being contested in good faith, (ii) would not have, or reasonably be expected to have, a Material Adverse Effect or (iii) is described in the Registration Statement and the Prospectus. None of the Company, the Operating Partnership or the Subsidiaries has requested any extension of time within which to file any Return, which Return has not since been filed within the extended time (to the extent any such Returns were not filed within the extended time, it has not had, and is not reasonably expected to have a Material Adverse Effect). None of the Company, the Operating Partnership or the Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns that has had or is reasonably expected to have, a Material Adverse Effect. No audits or other administrative proceedings or court proceedings are presently pending or threatened against the Company, the Operating Partnership or any of the Subsidiaries with regard to any Taxes or Returns of the Company, the Operating Partnership or any of the Subsidiaries that has had or is reasonably expected to have, a Material Adverse Effect.

(23) Tax Withholding. Each of the Company, the Operating Partnership and the Subsidiaries has complied in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1446, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all material amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(24) Permitted Free Writing Prospectus. None of the Company, the Operating Partnership or the Subsidiaries (including any predecessor entities) has distributed, or prior to the completion of the distribution of the Shares, will distribute, any offering material in connection with the offering or sale of the Shares other than the Registration Statement and the Prospectus and any other written materials consented to by the Sales Agent and the Forward Seller pursuant to Section 20 hereof.

(25) ERISA. Each of the Company, the Operating Partnership and the Subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (collectively, “ERISA”), other than as would not reasonably be expected to have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Operating Partnership would have any liability, other than as would not reasonably be expected to have a Material Adverse Effect; none of the Company, the Operating Partnership or the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder, in each case, other than as would not reasonably be expected to have a Material Adverse Effect; and each “pension plan” for which the Company, the Operating Partnership or any of the Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect.

(26) No Plan Assets. The assets of the Company, the Operating Partnership and the Subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.

(27) Title to Property. (A) The Company, the Operating Partnership or the Subsidiaries or any other subsidiary or joint venture in which the Company, the Operating Partnership or any Subsidiary owns an interest, as the case may be, have good and marketable fee simple title or leasehold title to all of the properties and other assets owned or leased by the Company, the Operating Partnership, the Subsidiaries or the applicable subsidiary or joint venture (the “Properties”), in each case, free and clear of all Liens, except as disclosed in the Registration Statement or the Prospectus or such as would not have, or reasonably be expected to have, individually or in the aggregate, a Material

Adverse Effect; (B) all Liens on or affecting the Properties that are required to be disclosed in the Registration Statement and the Prospectus are disclosed therein and none of the Company, the Operating Partnership or the Subsidiaries is in default under any such Lien, except for such defaults that would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (C) all of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, and under which the Company, the Operating Partnership or any of the Subsidiaries hold properties described in the Registration Statement and the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of such leases or subleases, or adversely affecting or questioning the rights of the Company, the Operating Partnership or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; (D) except as disclosed in the Registration Statement and the Prospectus, none of the Company, the Operating Partnership or the Subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (E) except as disclosed in the Registration Statement and the Prospectus, each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or could not result in a forfeiture or reversion of title; and (F) except as disclosed in the Registration Statement and the Prospectus, none of the Company, the Operating Partnership or the Subsidiaries has received from any Governmental Authority any written notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and none of the Company, the Operating Partnership or the Subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(28) Insurance. Each of the Company, the Operating Partnership and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are or will be engaged as described in the Registration Statement and the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; each of the Company, the Operating Partnership and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; except as described in the Registration Statement and the Prospectus, there are no material claims by the Company, the Operating Partnership or the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and, except as disclosed in the Registration Statement and the Prospectus, none of the Company, the Operating Partnership or the Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company, the Operating Partnership or the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted or as proposed to be conducted in the Registration Statement and the Prospectus at a cost that would not have a Material Adverse Effect.

(29) Mortgages. Except as set forth in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the Properties owned or leased by the Company, the Operating Partnership or any of the Subsidiaries are described in the Registration Statement and the Prospectus and are not convertible and none of the Company, the Operating Partnership, the Subsidiaries, or any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property other than the Properties, except as would not have a Material Adverse Effect.

(30) Title Insurance. The Operating Partnership or a Subsidiary has title insurance on the fee interests and/or leasehold interests in each of the Properties covering such risks and in such amounts as are commercially reasonable for the assets owned or leased by them and that are consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, and in each case such title insurance is in full force and effect except as would not have a Material Adverse Effect.

(31) Environmental Laws. Except as otherwise disclosed in the Registration Statement and the Prospectus, (i) the Company, the Operating Partnership and the Subsidiaries and the Properties have been and are in material compliance with, and none of the Company, the Operating Partnership or the Subsidiaries has any material liability under, applicable Environmental Laws (as defined below), (ii) none of the Company, the Operating Partnership, the Subsidiaries, or, to the knowledge of the Company and the Operating Partnership, the prior owners or occupants of the Properties at any time or any other person or entity has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Company, the Operating Partnership or the Subsidiaries, except for such releases or dispositions as would not be reasonably likely to cause the Company, the Operating Partnership or the Subsidiaries to incur material liability, (iii) the Company and the Operating Partnership do not intend to use the Properties or other assets owned by the Company, the Operating Partnership or the Subsidiaries or any subsequently acquired properties, other than in material compliance with applicable Environmental Laws, (iv) none of the Company, the Operating Partnership or the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties, or onto lands or other assets owned by the Company, the Operating Partnership or the Subsidiaries from which Hazardous Materials might seep, flow or drain into such waters except for such as would not be reasonably likely to cause the Company, the Operating Partnership or the Subsidiaries to incur material liability, (v) none of the Company, the Operating Partnership or the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the Properties or other assets described in the Registration Statement and the Prospectus or arising out of the conduct of the Company, the Operating Partnership or the Subsidiaries, except for such claims that would not be reasonably likely to cause the Company and the Operating Partnership to incur material liability and (vi) neither the Properties nor any other assets currently owned by the Company, the Operating Partnership or any of the Subsidiaries is included or, to the best of the knowledge of the Company, the Operating Partnership and the Subsidiaries, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the knowledge of the Company, the Operating Partnership and the Subsidiaries, proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other Governmental Authority. To the knowledge of the Company, the Operating Partnership and the Subsidiaries, there have been no and are no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, under, or adjacent to any Property or other assets owned by the Company, the Operating Partnership or the Subsidiaries the existence of which has had, or is reasonably expected to have, a Material Adverse Effect.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651¬678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively, “Environmental Laws”) or by any federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Registration Statement and the Prospectus (a “Governmental Authority”).

(32) Absence of Labor Dispute. No labor problem or dispute with the employees of the Company, the Operating Partnership or any of the Subsidiaries exists or, to the knowledge of the Company and the Operating Partnership, is imminent, that would have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(33) Possession of Intellectual Property. The Company, the Operating Partnership and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the business of the Company and the Operating Partnership as now conducted or as proposed in the Registration Statement and the Prospectus to be conducted. Except as set forth in the Registration Statement and the Prospectus, (A) to the knowledge of the Company, there are no material rights of third parties to any such Intellectual Property, (B) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property, (C) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company and the Operating Partnership in or to any such Intellectual Property, that would result, individually or in the aggregate, in a Material Adverse Effect, and the Company and the Operating Partnership are unaware of any facts which would form a reasonable basis for any such claim, (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, that would result, individually or in the aggregate, in a Material Adverse Effect, and the Company and the Operating Partnership are unaware of any facts which would form a reasonable basis for any such claim and (E) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company and the Operating Partnership infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, that would result, individually or in the aggregate, in a Material Adverse Effect, and the Company and the Operating Partnership are unaware of any other fact which would form a reasonable basis for any such claim.

(34) Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there are no pending actions, suits, inquiries, investigations or proceedings against or affecting the Company, the Operating Partnership or any of the Subsidiaries or any of the Properties or other assets that, if determined adversely to the Company, the Operating Partnership or any of the Subsidiaries, would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company and the Operating Partnership to perform their obligations under this Agreement, the Master Forward Confirmation, and any “Supplemental Confirmation” under the Master Forward Confirmation; and except as disclosed in the Registration Statement and the Prospectus, no such actions, suits, inquiries, investigations or proceedings are, to the knowledge of the Company and the Operating Partnership, threatened or contemplated.

(35) No Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included or incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, (A) there has been no Material Adverse Effect, (B) there have been no transactions entered into by the Company, the Operating Partnership or any of the Subsidiaries which are material with respect to the Company, the Operating Partnership and the Subsidiaries taken as a whole, (C) none of the Company, the Operating

Partnership or the Subsidiaries has incurred any obligation or liability, direct, contingent or otherwise that is or would be material to the Company, the Operating Partnership and the Subsidiaries taken as a whole and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership or any of its subsidiaries with respect to its OP Units.

(36) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares pursuant to this Agreement or any Alternative Distribution Agreement and the application of the net proceeds therefrom, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(37) Contracts. There is no contract or other document to which the Company, the Operating Partnership or any of the Subsidiaries is a party that is required by the Securities Act or the Exchange Act to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(38) Relationships. No relationship, direct or indirect, exists between or among the Company or the Operating Partnership on the one hand, and the directors, officers or stockholders of the Company or the Operating Partnership on the other hand, which is required pursuant to the Securities Act or the Exchange Act to be described in the Registration Statement or the Prospectus which is not so described.

(39) Related Party Transactions. Except (i) to the extent not required to be described or filed pursuant to the Securities Act or the Exchange Act, (ii) as described in the Registration Statement and the Prospectus or (iii) for the agreements referred to herein, none of the Company’s, the Operating Partnership’s or the Subsidiaries’ directors, officers, interest holders, stockholders, members, partners, members of management, other employees or their respective affiliates is a party to any contracts or agreements with the Company, the Operating Partnership or any of the Subsidiaries.

(40) Accounting Controls and Disclosure Controls. The Company, the Operating Partnership and the Subsidiaries maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company, the Operating Partnership and the Subsidiaries employ and have employed disclosure controls and procedures as defined in Rule 13a-15 under the Exchange Act that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(41) Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, all such data included in the Registration Statement or the Prospectus accurately reflect the materials upon which they are based or from which they were derived.

(42) Money Laundering Laws. The operations of the Company, the Operating Partnership and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Operating Partnership, threatened.

(43) Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(44) Absence of Manipulation. None of the Company, the Operating Partnership, the Subsidiaries or, to the knowledge of the Company and the Operating Partnership, their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(45) Tax Classification. Throughout the period from its formation through the date hereof and as of each Applicable Time and each Settlement Date, each of the Operating Partnership and any other Subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal income tax purposes and is not a “publicly traded partnership” within the meaning of Section 7704(b) of the Code that is treated as an association taxable as a corporation for federal income tax purposes.

(46) No Prohibition on Dividends by Subsidiaries. Except as disclosed in the Registration Statement and the Prospectus, none of the Operating Partnership or the Subsidiaries are currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interests, or from repaying to the Company any loans or advances made by the Company to the Operating Partnership or any such Subsidiary.

(47) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, in each case, to the extent the Sarbanes-Oxley Act applies to the Company.

(48) No Share Reserve. Neither the Company nor the Operating Partnership has directed the Sales Agent or Forward Seller to reserve shares for purchase by any director, officer or employee of the Company, the Operating Partnership or any third party.

(49) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Shares contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(50) No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any director, officer, or employee of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(51) Repayment of Indebtedness. Except as disclosed in the Registration Statement and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Shares to repay any debt owed to the Sales Agent or the Forward Seller or any affiliate thereof.

(52) Proprietary Trading by the Sales Agent and the Forward Seller. The Company acknowledges and agrees that each of the Sales Agent and the Forward Seller has informed the Company that the Sales Agent or the Forward Seller may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account and for the account of its client while this Agreement is in effect, and shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Sales Agent or the Forward Seller in a separate written agreement containing the terms and conditions of such sale.

(53) Accuracy of Descriptions and Exhibits. The information in the Prospectus under the captions “Description of Healthcare Trust of America, Inc. Capital Stock,” “Material U.S. Federal Income Tax Considerations” and “Certain Provisions of Maryland Law and of the Healthcare Trust of America, Inc. Charter and Bylaws” and the information in the Registration Statement under Item 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement and the Prospectus of the charter, bylaws, certificate of formation, operating agreement or partnership agreement or similar organizational governing documents of the Company, Operating Partnership or the Subsidiaries are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(54) NYSE. The outstanding shares of Common Stock and the Shares to be sold by the Company hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(55) Cyber Security. Except as disclosed in the Registration Statement and the Prospectus, (x)(i) to the knowledge of the Company, there has been no security breach or other compromise of or relating to any information technology and computer systems, networks, hardware, software, data, or equipment owned by the Company or its subsidiaries or of any data of the Company’s, the Operating Partnership’s or the Subsidiaries’ respective customers, employees, suppliers, vendors that they maintain or that, to their knowledge, any third party maintains on their behalf (collectively, “IT Systems and Data”) that had, or would reasonably be expected to have had, individually or in the aggregate, a Material Adverse Effect, and (ii) the Company, the Operating Partnership and the Subsidiaries have not received any written notice of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data that had, or would reasonably be expected to have had, a Material Adverse Effect; (y) the Company, the Operating Partnership and the Subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the protection of IT Systems and Data from a security breach or unauthorized use, access, misappropriation, modification or other compromise, except as would not, in the case of this clause (y), individually or in the aggregate, have a Material Adverse Effect; and (z) the Company, the Operating Partnership and the Subsidiaries have implemented commercially reasonable backup and disaster recovery technology.

(b) Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Sales Agent, the Forward Seller or to counsel for the Sales Agent or the Forward Seller in connection with the offering of Shares as contemplated by this Agreement shall be deemed a representation and warranty by the Company and the Operating Partnership, as the case may be, to the Sales Agent and the Forward Seller as to the matters covered thereby.

SECTION 7. Delivery to the Sales Agent; Settlement.

(a) Settlement of Shares. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Shares in an Issuance will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold in an Issuance (the “Net Proceeds”) will be equal to the aggregate offering price received by the Current Agent at which such Shares were sold, after deduction for (i) the Current Agent’s commissions, discounts or other compensation for such sales payable by the Company pursuant to Section 3 hereof, (ii) any other amounts due and payable by the Company to the Current Agent hereunder pursuant to Section 9(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold in an Issuance by crediting the Current Agent’s or its designee’s account (provided the Current Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Company and the Current Agent which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Current Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on a Settlement Date in accordance with the terms of this Agreement, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) and Section 11(d) hereof, it will (i) hold the Current Agent harmless against any Loss (as hereinafter defined) (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Current Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(c) Delivery of Forward Hedge Shares. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Forward Hedge Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Forward Hedge Settlement Date”). On or before each Forward Hedge Settlement Date, the Current Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Current Forward Seller or its designee’s account (provided that the Current Forward Seller shall have given the Current Forward Purchaser written notice of such designee prior to the relevant Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the Current Forward Seller will deliver to the Current Forward Purchaser an amount equal to the “Forward Price” (as defined in the Master Forward Confirmation) for such Forward multiplied by the number of Forward Hedge Shares being sold in same day funds to an account designated by the Current Forward Purchaser prior to the relevant Forward Hedge Settlement Date, or by such other means of delivery as may be mutually agreed upon by the Current Forward Seller and the Current Forward Purchaser.

(d) Registration. The Shares shall be registered in such names as the Current Agent may request in writing at least one Business Day before the Settlement Date. The Company shall deliver the Shares, if any, through the facilities of The Depository Trust Company unless the Current Agent shall otherwise instruct.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement and each of the Alternative Distribution Agreements, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Sales Agent and the Forward Seller in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Sales Agent and the Forward Seller in writing. Further, under no circumstances shall the aggregate offering price of Shares sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 2 of this Agreement, exceed the Maximum Amount.

(f) Certain Blackout Periods. Notwithstanding any other provision of this Agreement, the Company and the Sales Agent, the Forward Seller and the Forward Purchaser agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, the Sales Agent and the Forward Seller shall not be obligated to sell and the Forward Purchaser shall not be obligated to borrow, (i) during any period in which the Company is in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Sales Agent, the Forward Seller and the Forward Purchaser, for purposes of this clause (i), such period shall be deemed to end on the date on which the Company’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is filed with the Commission or (ii) during any other period in which the Company is in possession of material non-public information or (iii) except as provided in Section 7(g) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(g) Filing of Earnings Form 8-K. If the Company wishes to execute an Issuance or Forward at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Sales Agent and the Forward Seller (with a copy to their counsel) a Current Report on Form 8-K, which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Sales Agent, (ii) provide the Sales Agent and the Forward Seller with the officers’ certificate, opinions/letters of counsel and accountant’s letter called for by Sections 8(o), (p), (q) and (r) hereof; respectively, (iii) afford the Sales Agent and the Forward Seller the opportunity to conduct a due diligence review in accordance with Section 8(m) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 7(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountant’s letter pursuant to this Section 7(g) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 8 hereof and (B) this Section 7(g) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 7(f), which shall have independent application.

SECTION 8. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with the Sales Agent, the Forward Seller and the Forward Purchaser as follows:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by the Sales Agent or the Forward Seller under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Sales Agent and the Forward Seller promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; provided, however, if any such supplement to the Prospectus does not relate to the Shares and no Placement Notice is pending, the Company may satisfy this Section 8(a)(i) by notifying the Sales Agent and the Forward Seller, of such supplement to the Prospectus no later than the close of business on the date of first use of such supplement, (ii) the Company will prepare and file with the Commission, promptly upon the Sales Agent’s or the Forward Seller’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Current Seller’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares by the Current Seller (provided, however, that the failure of the Sales Agent or the Forward Seller to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s or the Forward Seller’s right to rely on the representations and warranties made by the Company in this Agreement), (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to the Sales Agent and the Forward Seller within a reasonable period of time before the filing and the Sales Agent and the Forward Seller have not reasonably objected thereto (provided, however, that the failure of the Sales Agent or the Forward Seller to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s or the Forward Seller’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Sales Agent and the Forward Seller at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act).

(b) Notice of Commission Stop Orders. The Company will advise the Sales Agent and the Forward Seller, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof as soon as reasonably practicable.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to the Sales Agent, the Forward Seller and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated or deemed to be incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses that are filed with the Commission during any period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Sales Agent and the Forward Seller may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Sales Agent or the Forward Seller to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Sales Agent and the Forward Seller will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of Shares (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Sales Agent and the Forward Seller or the Forward Purchaser or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Sales Agent, the Forward Seller and the Forward Purchaser to suspend any Issuance or Forward during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Sales Agent, the Forward Seller and the Forward Purchaser such number of copies of such amendment or supplement as the Sales Agent, the Forward Seller and the Forward Purchaser may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus and prior to the closing there occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or the Prospectus or includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Sales Agent, the Forward Seller and the Forward Purchaser to suspend any Issuance or Forward during such period and the Company will, subject to Section 8(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Sales Agent and the Forward Seller, to qualify the Shares for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Sales Agent and the Forward Seller may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Shares.

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Sales Agent and the Forward Seller the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Company will apply the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Shares is required to be delivered by the Sales Agent or the Forward Seller under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Shares to be listed on the NYSE.

(i) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Notice of Other Sales. During each period commencing on the date of each Placement Notice and ending after the close of business on the Settlement Date for the related transaction, the Company will not, without (i) giving the Current Seller at least three (3) Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) directing the Current Seller to suspend activity under this Agreement for such period of time as requested by the Company, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (C) file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or Form S-4 or a post-effective amendment to the Registration Statement). The foregoing sentence shall not apply to (i) the Common Stock to be offered and sold through the Sales Agent and the Forward Seller pursuant to this Agreement, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iii) Common Stock issuable or sold pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time, or (iv) issuance, grant or sale of Common Stock, options or other awards to purchase or otherwise acquire Common Stock or Common Stock issuable upon the exercise or payment of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement of the Company, including Common Stock issuable or sold upon redemption of OP Units of the Operating Partnership, provided such stock or compensatory plans or arrangements are disclosed in the Registration Statement and the Prospectus.

(l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Shares, advise the Sales Agent and the Forward Seller promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Sales Agent and the Forward Seller pursuant to this Agreement.

(m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Sales Agent and the Forward Seller or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Sales Agent and the Forward Seller may reasonably request after consultation with the Company.

(n) Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q, in its Annual Reports on Form 10-K and/or in a Current Report on Form 8-K, the number of Shares sold through the Sales Agent, the Forward Seller and the Alternative Distribution Agreement Counterparties pursuant to this Agreement and the Alternative Distribution Agreements and the net proceeds received by the Company with respect to such sales of Common Stock pursuant to the Agreement and the Alternative Distribution Agreements, together with any other information that the Company reasonably believes is required to comply with the Securities Act and Exchange Act.

(o) Representation Dates; Certificates. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and:

(1) each time the Company:

(i) files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares;

(i) files an Annual Report on Form 10-K under the Exchange Act;

(ii) files a Quarterly Report on Form 10-Q under the Exchange Act; or

(iii) files an Earnings 8-K or a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K under the Exchange Act); and

(2) at any other time reasonably requested by the Sales Agent, the Forward Seller or the Forward Purchaser (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 8(o) shall be a “Representation Date”), the Company shall furnish the Sales Agent, the Forward Seller and the Forward Purchaser with two certificates, in the forms attached hereto as Exhibit E-1 and Exhibit E-2 as soon as practicable and in no event later than three (3) Trading Days after any Representation Date. The requirement to provide two certificates under this Section 8(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares or enter into a Forward following a Representation Date when the Company relied on such waiver and did not provide the Sales Agent, the Forward Seller and the Forward Purchaser with a certificate under this Section 8(o), then before the Company delivers the Placement Notice or the Sales Agent or the Forward Seller sell any Shares, the Company shall provide the Sales Agent, the Forward Seller and the Forward Purchaser with two certificates, in the forms attached hereto as Exhibit E-1 and Exhibit E-2, each dated the date of the Placement Notice.

(p) Company Counsel Legal Opinion. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver certificates in the forms attached hereto as Exhibit E-1 and Exhibit E-2, for which no waiver is applicable, the Company shall cause to be furnished to the Sales Agent, the Forward Seller and the Forward Purchaser the written opinion of McDermott Will & Emery LLP (“Company Counsel”), in form and substance reasonably satisfactory to the Sales Agent, the Forward Seller and the Forward Purchaser and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit D-1 and Exhibit D-2, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Sales Agent, the Forward Seller and the Forward Purchaser with a letter

(a “Reliance Letter”) to the effect that the Sales Agent, the Forward Seller and the Forward Purchaser may rely on a prior opinion delivered under this Section 8(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Company Maryland Counsel Legal Opinion. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver certificates in the forms attached hereto as Exhibit E-1 and Exhibit E-2 for which no waiver is applicable, the Company shall cause to be furnished to the Sales Agent, the Forward Seller and the Forward Purchaser the written opinion of Venable LLP, in form and substance reasonably satisfactory to the Sales Agent, the Forward Seller and the Forward Purchaser and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit G, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Sales Agent, the Forward Seller and the Forward Purchaser with a Reliance Letter to the effect that the Sales Agent, the Forward Seller and the Forward Purchaser may rely on a prior opinion delivered under this Section 8(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(r) Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver certificates in the forms attached hereto as Exhibit E-1 and Exhibit E-2 for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Sales Agent and the Forward Seller a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Sales Agent and the Forward Seller, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(s) Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than the Sales Agent and the Forward Seller; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act. The Company or any Affiliate thereof will not enter into any Forward Transaction substantially contemporaneously with the Company or any of its Affiliates acquiring Common Stock from, or entering into a long derivative position with respect to shares of Common Stock with, a third party. For this purpose, “Affiliate” shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity shall mean ownership of 50% or more of the voting power or value of such person or entity.

(t) Insurance. The Company, the Operating Partnership and the Subsidiaries shall use its commercially reasonable efforts to maintain, or cause to be maintained, insurance by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which each is or will be engaged.

(u) Compliance with Laws. The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations would not reasonably be expected to have a Material Adverse Effect.

(v) Investment Company Act. Each of the Company and the Operating Partnership will conduct its affairs in such a manner so as to reasonably ensure that neither the Company nor the Operating Partnership will be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(w) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(x) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405) approved in advance in writing by the Company and the Sales Agent and the Forward Seller in their capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Sales Agent in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by the Sales Agent or the Forward Seller as principal or agent hereunder.

(y) Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act.

(z) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Sales Agent and the Forward Seller and any Issuance or Forward under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(aa) REIT Treatment. The Company will use its best efforts to enable the Company to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code for each of its taxable years for so long as the Company’s Board of Directors (the “Board of Directors”) deems it in the best interests of the Company and its shareholders to remain so qualified.

(bb) Reservation of Shares. In respect to any Forward, a number of shares of Common Stock at least equal to the Capped Number shall be reserved for issuance by the Board of Directors.

SECTION 9. Payment of Expenses.

(a) Expenses. The Company agrees to pay the costs, expenses and fees relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, any Permitted Free Writing Prospectus and all amendments or supplements to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares to the Sales Agent, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum or any supplement thereto and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the jurisdictions referenced in Section 8(e) hereof (including filing fees and the reasonable fees and expenses of counsel for the Sales Agent and the Forward Seller relating to such registration and qualification, up to $10,000 in the aggregate); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Sales Agent, the Forward Seller, the Forward Purchaser and the Alternative Distribution Agreement Counterparties relating to such filings, up to $10,000 in the aggregate); (viii) the fees and expenses of the Company’s accountants, legal counsel (including local and special counsel) and transfer agent and registrar; (ix) any travel expenses of the officers and employees of the Company and the Operating Partnership and any other expenses of the Company and the Operating Partnership in connection with attending or hosting meetings with prospective purchasers of the Shares, and (x) all other costs and expenses incident to the performance by the Company and the Operating Partnership of each of its obligations hereunder. The Company shall have no other expense reimbursement obligation to the Sales Agent, the Forward Seller, the Forward Purchaser and the Alternative Distribution Agreement Counterparties, except as set forth in this Section 9 or as contemplated by Section 11 of this Agreement.

(b) Termination of Agreement. If this Agreement is terminated by the Sales Agent, the Forward Seller or the Forward Purchaser in accordance with the provisions of Section 10 or Section 13(a)(i) (solely with respect to trading of the Company’s Common Stock) or (iv) hereof, the Company shall reimburse the Sales Agent, the Forward Seller and the Forward Purchaser for their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Sales Agent, the Forward Seller and the Forward Purchaser.

SECTION 10. Conditions of the Sales Agent’s, Forward Seller’s and Forward Purchaser’s Obligations. The obligations of the Sales Agent, the Forward Seller and the Forward Purchaser hereunder with respect to an Issuance or a Forward, as the case may be, will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company, the Operating Partnership or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall have become effective and shall be available for (i) all sales of Shares issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Shares contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance if applicable). The Company shall have paid the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company, the Operating Partnership or any of the Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. The Sales Agent and the Forward Seller shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Agent’s or the Forward Seller’s reasonable opinion is material, or omits to state a fact that in the Sales Agent’s or the Forward Seller’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect.

(e) Opinion of Counsel for Company. The Sales Agent, the Forward Seller and the Forward Purchaser shall have received the favorable opinions of Company Counsel, required to be delivered pursuant to Section 8(p) on or before the date on which such delivery of such opinions is required pursuant to Section 8(p) and the favorable opinion of Venable LLP, required to be delivered pursuant to Section 8(q) on or before the date on which such delivery of such opinion is required pursuant to Section 8(q).

(f) Representation Certificate. The Sales Agent, the Forward Seller and the Forward Purchaser shall have received the certificate required to be delivered pursuant to Section 8(o) on or before the date on which delivery of such certificate is required pursuant to Section 8(o).

(g) Accountants’ Comfort Letter. The Sales Agent, the Forward Seller and the Forward Purchaser shall have received the Comfort Letter required to be delivered pursuant to Section 8(r) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 8(r).

(h) Approval for Listing. The Shares shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Shares on the NYSE at, or prior to, the issuance of any Placement Notice.

(i) No Suspension. Trading in the Common Stock shall not have been suspended on the NYSE.

(j) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 8(o), counsel for the Sales Agent, the Forward Seller and the Forward Purchaser shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to deliver the opinion herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(l) No Acting Alternative Distribution Agreement Counterparties. No Alternative Distribution Agreement Counterparty shall be acting in a role analogous to that of a Current Seller on any day on which a Current Seller would be acting pursuant to the relevant Placement Notice delivered pursuant to this Agreement.

(m) Effectiveness of Master Forward Confirmation. In respect of any Placement Notice delivered in respect to any Forward, the Master Forward Confirmation shall be in full force and effect.

(n) “Group” Determination. The Board of Directors shall have determined, pursuant to its right to do so under Section 6.1.6 of Article VI of the Fifth Articles of Amendment and Restatement of the Company (the “Charter”), that insofar as the Sales Agent, the Forward Seller, the Forward Purchaser, any Separate Distribution Agreement Counterparties and, to the extent approved by the Company, any Additional Distribution Agreement Counterparties are acting in their capacity solely as such in connection with the performance of their obligations under this Agreement, the Master Forward Confirmation, any Alternative Distribution Agreement and any related separate master forward confirmation, as applicable, the Company will not interpret the Charter pursuant to its right to do so under Section 6.1.6 of Article VI of the Charter to deem the Sales Agent, the Forward Seller, the Forward Purchaser, any Separate Distribution Agreement Counterparties and, to the extent approved by the Company, any Additional Distribution Agreement Counterparties in the context of their collective roles with the Separate Distribution Agreement Counterparties and, to the extent approved by the Company, any Additional Distribution Agreement Counterparties under this Agreement and the Master Forward Confirmation to be a “group” for purposes of determining whether the ownership limitation in Section 6.1.1(a)(i) of the Charter (the “Ownership Limit”) has been exceeded; provided, however, that, notwithstanding the foregoing to the contrary, the Sales Agent, the Forward Purchaser and the Forward Seller shall remain subject to the Ownership Limit as it applies to them individually or as part of a “group” (as referenced in the definition of Person in the Charter) otherwise than in connection with the performance of their obligations under this Agreement and the Master Forward Confirmation.

(o) Termination of Agreement. If any condition specified in this Section 10 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Sales Agent, the Forward Seller or the Forward Purchaser by written notice to the Company to each of the individuals set forth on Exhibit B attached hereto, and such termination shall be without liability of any party to any other party except as provided in Section 9 hereof and except that, in the case of any termination of this Agreement, Sections 6, 11, 12, 13 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 11. Indemnification.

(a) Indemnification by the Company and the Operating Partnership. Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless the Sales Agent, the Forward Seller and the Forward Purchaser and their respective affiliates and each person, if any, who controls the Sales Agent, the Forward Seller and the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act:

(i) against any and all losses, claims, damages, liabilities or expenses whatsoever (“Losses”), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (or, other than with respect to the Registration Statement and any amendment thereto, in light of the circumstances under which they were made) or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all Losses, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against the expenses whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Sales Agent and the Forward Seller), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent Content.

(b) Indemnification by the Sales Agent, the Forward Seller and the Forward Purchaser. The Sales Agent, the Forward Seller and the Forward Purchaser agree to indemnify, severally and not jointly, and hold harmless each of the Company and the Operating Partnership and each of the Company’s directors and each of the Company’s officers who signed the Registration Statement, each person who controls the Company and the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Company and the Operating Partnership within the meaning of Rule 405 to the same extent as the foregoing indemnity from the Company and the Operating Partnership to the Sales Agent, the Forward Seller and the Forward Purchaser, but only with reference to written information relating to the Sales Agent, Forward Seller or Forward Purchaser furnished to the Company by or on behalf of the Sales Agent, Forward Seller or Forward Purchaser specifically for inclusion in the documents referred to in the foregoing indemnity. The Company acknowledges that the legal name of each of the Sales Agent, the Forward Seller and the Forward Purchaser as set forth under the caption “Plan of Distribution; Conflicts of Interest” beginning on page S-13 of the Prospectus Supplement constitutes the only information furnished in writing by or on behalf of the Sales Agent, the Forward Seller and the Forward Purchaser for inclusion in the Prospectus (collectively, the “Agent Content”).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Sales Agent, the Forward Seller and the Forward Purchaser and each person, if any, who controls the Sales Agent, the Forward Seller and the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Sales Agent, the Forward Seller and the Forward Purchaser; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Sales Agent, the Forward Seller and the Forward Purchaser and each person, if any, who controls the Sales Agent, the Forward Seller and the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 11 or Section 11(d) hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel (as specified in Section 11 hereof), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party (as specified in Section 11 hereof) in accordance with such request prior to the date of such settlement.

(e) Contribution. If the indemnification provided for in paragraph (a) or (b) of this Section 11 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Losses, then each indemnifying party shall contribute to the aggregate amount of such Losses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Sales Agent, the Forward Seller and the Forward Purchaser, on the other hand, from the offering of the Shares pursuant to this Agreement, provided, however, that in no case shall the Sales Agent, Forward Seller or Forward Purchaser be responsible for any amount in excess of the discount or commission applicable to the Shares distributed by the Sales Agent, the Forward Seller or the Forward Purchaser hereunder or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Sales Agent, the Forward Seller and the Forward Purchaser on the other hand in connection with the statements or omissions. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Sales Agent, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total commissions received by the Sales Agent and the Forward Seller, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Operating Partnership, on the one hand, and the Sales Agent, the Forward Seller and the Forward Purchaser on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by the Sales Agent, the Forward Seller and the Forward Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and the Sales Agent, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 11(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of Losses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11(e), each person, if any, who controls the Sales Agent, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Sales Agent, the Forward Seller or the Forward Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Operating Partnership.

SECTION 12. Representations and Indemnities to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Operating Partnership or any officer or representative of any of the Company and the Operating Partnership and of the Sales Agent, the Forward Seller and the Forward Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Sales Agent, the Forward Seller or the Forward Purchaser or any controlling person of the Sales Agent, the Forward Seller or the Forward Purchaser referred to in Section 11 hereof, or by or on behalf of the Company, the Operating Partnership or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 11 hereof, and will survive delivery of and payment for the Shares.

SECTION 13. Termination of Agreement.

(a) Termination; General. The Sales Agent, the Forward Seller or the Forward Purchaser may terminate this Agreement only as to the Sales Agent, the Forward Seller or the Forward Purchaser by written notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Sales Agent, the Forward Seller or the Forward Purchaser, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) if trading in the Shares has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. Subject to Section 13(f) hereof, the Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Termination by the Sales Agent, the Forward Seller and the Forward Purchaser. Subject to Section 13(f) hereof, each of the Sales Agent, the Forward Seller and the Forward Purchaser shall have the right to terminate this Agreement (as to the Sales Agent, the Forward Seller or the Forward Purchaser) in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Shares through the Sales Agent, the Forward Seller or the Alternative Distribution Agreement Counterparties with an aggregate sale price equal to the Maximum Amount or upon three (3) years having elapsed since the Registration Statement became effective pursuant to Rule 462(e) under the Securities Act.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agent, the Forward Seller and the Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement or the Alternative Distribution Agreements, as applicable.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 9 hereof, and except that, in the case of any termination of this Agreement, Section 6, Section 11, Section 11(d), Section 12 and Section 21 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to the parties hereto as follows (or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this paragraph):

(a)	If to the Sales Agent, the Forward Seller and the Forward Purchaser:

BofA Securities Inc.

One Bryant Park

New York, NY 10036

Attention: Christine Roemer & ATM Execution

Christine.roemer@bofa.com; dg.atm_execution@bofa.com

With a copy to:

Vinson & Elkins L.L.P.

2200 Pennsylvania Avenue NW

Suite 500 West

Washington, DC 20037

Attention: S. Gregory Cope, Esq.

(b)	If to the Forward Purchaser:

Bank of America, N.A.

One Bryant Park

New York, New York 10036

Fax No.: (212) 449-0355

Attention: Rohan Handa,

Email: rohan.handa@baml.com

With a copy to:

Vinson & Elkins L.L.P.

2200 Pennsylvania Avenue NW

Suite 500 West

Washington, DC 20037

Attention: S. Gregory Cope, Esq.

(c)	If to the Company or the Operating Partnership:

Healthcare Trust of America, Inc.

16435 North Scottsdale Road, Suite 320

Scottsdale, Arizona 85254

Telecopy No.: (480) 991-0755

Attention: Mr. Scott D. Peters, Chief Executive Officer

cc: Mr. Robert A. Milligan, Chief Financial Officer

With a copy to:

McDermott Will & Emery LLP

415 Mission Street, Suite 5600

San Francisco, California 94105

Telecopy No.: (628) 218-3840

Attention: Peter T. Healy, Esq.

SECTION 15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any of the Sales Agent, the Forward Seller or the Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any of the Sales Agent, the Forward Seller or the Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

SECTION 16. Parties. This Agreement shall inure to the benefit of and be binding upon the Sales Agent, the Forward Seller, the Forward Purchaser, the Company, the Operating Partnership and their respective successors. The parties hereby agree that the Sales Agent and Forward Seller may, without notice to the Company, assign their rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of the Sales Agent’s and Forward Seller’s, as applicable, investment banking or related business may be transferred following the date of this Agreement. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Sales Agent, the Forward Seller, the Forward Purchaser, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, directors, employees or agents referred to in Section 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Sales Agent, the Forward Seller, the Forward Purchaser, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, directors, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares through or from the Sales Agent or the Forward Seller shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

SECTION 18. Governing Law and Time. THIS AGREEMENT AND ANY CLAIM CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20. Permitted Free Writing Prospectuses. Each of the Company and the Operating Partnership represents and warrants that it has not made, and each of the Company and the Operating Partnership agrees that unless it obtains the prior consent of the Sales Agent, the Forward Seller and the Forward Purchaser, and each of the Sales Agent, the Forward Seller and the Forward Purchaser agrees that unless it obtains the prior written of the Company, it will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in

Rule 405, required to be filed with the Commission other than the Issuer Free Writing Prospectuses, if any, identified on Exhibit F attached hereto. Each of the Issuer Free Writing Prospectuses, if any, identified on Exhibit F attached hereto and each of the free writing prospectuses, if any, consented to by the Company and the Sales Agent, the Forward Seller and the Forward Purchaser is referred to herein as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F attached hereto are Permitted Free Writing Prospectuses.

SECTION 21. Absence of a Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledges and agrees that:

(a) each of the Sales Agent, the Forward Seller and the Forward Purchaser is acting solely as agent and/or principal in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Sales Agent, the Forward Seller and the Forward Purchaser, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Sales Agent, the Forward Seller or the Forward Purchaser have advised or are advising the Company and/or the Operating Partnership on other matters, and the Sales Agent, the Forward Seller and the Forward Purchaser have no obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of any Shares sold pursuant to this Agreement will not be established by the Sales Agent, Forward Seller or Forward Purchaser;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) the Sales Agent, the Forward Seller and the Forward Purchaser have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) it is aware that the Sales Agent, the Forward Seller and the Forward Purchaser and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and the Sales Agent, the Forward Seller and the Forward Purchaser have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any advisory or agency relationship or otherwise, except as required by applicable law; and

(f) it waives, to the fullest extent permitted by law, any claims it may have against the Sales Agent, the Forward Seller and the Forward Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Shares under this Agreement and agrees that the Sales Agent, the Forward Seller and the Forward Purchaser shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Operating Partnership, employees or creditors of the Company or the Operating Partnership.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Sales Agent, the Forward Seller, the Forward Purchaser, the Operating Partnership and the Company in accordance with its terms.

Very truly yours,

HEALTHCARE TRUST OF AMERICA, INC.

By:	/s/ Robert A. Milligan
Name: Robert A. Milligan
Title: Chief Financial Officer, Secretary and Treasurer

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

By:	Healthcare Trust of America, Inc.
Its:	General Partner

By: /s/ Robert A. Milligan
Name: Robert A. Milligan
Title: Chief Financial Officer, Secretary and Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA SECURITIES, INC., as Sales Agent and Forward Seller

By:	/s/ Gray Hampton
Name:	Gray Hampton
Title:	Managing Director

BANK OF AMERICA, N.A., as Forward Purchaser

By:	/s/ Jake Mendelsohn
Name:	Jake Mendelsohn
Title:	Managing Director

EXHIBIT A

FORM OF PLACEMENT NOTICE

From: [                    ]

Cc:     [                    ]

To:     [                    ]

Subject: Sales Financing Agency Agreement—Placement Notice—[Issuance/Forward]

To whom it may concern:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Healthcare Trust of America, Inc., (the “Company”), Healthcare Trust of America Holdings, LP, [__________] and [__________] dated March [___], 2021, I hereby request on behalf of the Company that [_______ sell up to an aggregate sales price of $_____ of the Company’s Class A common stock, par value $0.01 per share, at a minimum price of $__________ per share, as part of an Issuance]1 [_______ enter into a Forward with a Maximum Forward Hedge Amount of $__________]2. Any sales pursuant to this Placement Notice should occur between ____ and ____ [(such period, the “Forward Hedge Selling Period”)], and the aggregate sales price sold on any given day should not exceed $_____. [The term of the Forward shall be ________ months.]3

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE CURRENT AGENT, AND/OR THE CAPACITY IN WHICH THE CURRENT AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

[Forward Price Reduction Dates	Forward Price Reduction Amounts

____________________	$________________

____________________	$________________

Regular Dividend Amounts:

For any calendar quarter ending on or prior to [December 31, 20[__]]:	$[___]

For any calendar quarter ending after [December 31, 20[__]]:	$[___]][4]

[1]	Insert for an Issuance Placement Notice.
[2]	Insert for a Forward Placement Notice.
[3]	Insert for a Forward Placement Notice.
[4]	Insert for a Forward Placement Notice.

A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

The Sales Agent Christine Roemer Christine.roemer@bofa.com ATM Execution dg.atm_execution@bofa.com	Healthcare Trust of America, Inc. Scott D. Peters Tel: (480) 998-3478 Email: scottpeters@htareit.com Robert A. Milligan Tel: (480) 998-3478 Email: robertmilligan@htareit.com
The Forward Seller and the Forward Purchaser Rohan Handa Rohan.handa@bofa.com

B-1

EXHIBIT C

COMPENSATION

The Sales Agent shall be paid compensation in an amount equal to 1.5% of the gross proceeds from the sales of Shares by the Sales Agent pursuant to the terms of this Agreement.

The Forward Hedge Selling Commission Rate shall be 1.5%.

C-1

EXHIBIT D-1

FORM OF OPINION OF MCDERMOTT WILL & EMERY LLP

See attached.

D-1-1

EXHIBIT D-2

FORM OF TAX OPINION OF MCDERMOTT WILL & EMERY LLP

See attached.

D-2-1

EXHIBIT E

OFFICER’S CERTIFICATE OF THE COMPANY

OFFICER’S CERTIFICATE

March ____, 2021

The undersigned, Robert A. Milligan, the duly qualified and elected Chief Financial Officer of Healthcare Trust of America, Inc., a Maryland corporation (the “Company”), does hereby certify on behalf of the Company pursuant to Section 8(o) of the various Equity Distribution Agreements, each dated as of March 5, 2021 (the “Agreements”), each among the Company and Healthcare Trust of America Holdings, LP, a Delaware limited partnership (the “Operating Partnership”), on the one hand, and respectively Wells Fargo Securities, LLC and Wells Fargo Bank, National Association, BMO Capital Markets Corp. and Bank of Montreal, Jefferies LLC, J.P. Morgan Securities LLC and JPMorgan Chase Bank, National Association, BofA Securities, Inc. and Bank of America, N.A., MUFG Securities Americas Inc. and MUFG Securities EMEA plc, Capital One Securities, Inc., BTIG, LLC, Morgan Stanley & Co. LLC. and Scotia Capital (USA) Inc. and The Bank of Nova Scotia, on the other hand, that to the knowledge of the undersigned:

i.

The representations and warranties of the Company and the Operating Partnership in Section 6 of the Agreements (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined in the Agreements), are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

ii.

The Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreements at or prior to the date hereof (other than those conditions waived by the Sales Agents, the Forward Sellers and the Forward Purchasers, as those terms are defined in the Agreements).

Each of McDermott Will & Emery LLP, Venable LLP and Vinson & Elkins L.L.P. is entitled to rely upon this Officer’s Certificate in connection with the respective opinions given by such firms pursuant to Section 8(p) and Section 8(q) of the Agreements, respectively. McDermott Will & Emery LLP is entitled to rely upon this Officer’s Certificate in connection with the opinions given by such firm pursuant to Section 3(g) of those certain Master Forward Confirmations, each

E-1-1

dated March 5, 2021, each between the Company, on the one hand, and respectively by Wells Fargo Bank, National Association, Bank of Montreal, Jefferies LLC, JPMorgan Chase Bank, National Association, Bank of America, N.A., MUFG Securities EMEA plc, Morgan Stanley & Co. LLC and The Bank of Nova Scotia, as forward purchasers, on the other hand.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date set forth above.

HEALTHCARE TRUST OF AMERICA, INC.
By:
Name: Robert A. Milligan
Title: Chief Financial Officer, Secretary and Treasurer

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EXHIBIT E-2

OFFICER’S CERTIFICATE OF THE OPERATING PARTNERSHIP

OFFICER’S CERTIFICATE

March ___, 2021

The undersigned, Robert A. Milligan, the duly qualified and elected Chief Financial Officer of Healthcare Trust of America, Inc., a Maryland corporation (the “Company”), the general partner of Healthcare Trust of America Holdings, LP, a Delaware limited partnership (the “Operating Partnership”), does hereby certify on behalf of the Operating Partnership pursuant to Section 8(o) of the various Equity Distribution Agreements, each dated as of March 5, 2021 (the “Agreements”), each among the Company and the Operating Partnership, on the one hand, and respectively Wells Fargo Securities, LLC and Wells Fargo Bank, National Association, BMO Capital Markets Corp. and Bank of Montreal, Jefferies LLC, J.P. Morgan Securities LLC and JPMorgan Chase Bank, National Association, BofA Securities, Inc. and Bank of America, N.A., MUFG Securities Americas Inc. and MUFG Securities EMEA plc, Capital One Securities, Inc., BTIG, LLC, Morgan Stanley & Co. LLC. and Scotia Capital (USA) Inc. and The Bank of Nova Scotia, on the other hand, that to the knowledge of the undersigned:

i.

The representations and warranties of the Company and the Operating Partnership in Section 6 of the Agreements (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined in the Agreements), are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

ii.

The Operating Partnership has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreements at or prior to the date hereof (other than those conditions waived by the Sales Agents, the Forward Sellers and the Forward Purchasers, as those terms are defined in the Agreements).

Each of McDermott Will & Emery LLP, Venable LLP and Vinson & Elkins L.L.P. is entitled to rely upon this Officer’s Certificate in connection with the respective opinions given by such firms pursuant to Section 8(p) and Section 8(q) of the Agreements, respectively. McDermott Will & Emery LLP is entitled to rely upon this Officer’s Certificate in connection with the opinions given by such firm pursuant to Section 3(g) of those certain Master Forward Confirmations, each dated March 5, 2021, each between the Company, on the one hand, and respectively by Wells Fargo Bank, National Association, Bank of Montreal, Jefferies LLC, JPMorgan Chase Bank, National Association, Bank of America, N.A., MUFG Securities EMEA plc, Morgan Stanley & Co. LLC and The Bank of Nova Scotia, as forward purchasers, on the other hand.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date set forth above.

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

By: HEALTHCARE TRUST OF AMERICA, INC., its general partner

By:
Name: Robert A. Milligan
Title: Chief Financial Officer, Secretary and Treasurer

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EXHIBIT F

PERMITTED FREE WRITING PROSPECTUSES

None.

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EXHIBIT G

FORM OF OPINION OF VENABLE LLP

See attached.

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